SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 3, 1999


                            DIGITAL LINK CORPORATION
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                   California
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)



         0-23110                                       77-0067742
----------------------------                    --------------------------
       (Commission                                   (IRS Employer
       File Number)                                  Identification No.)


    217 Humboldt Court, Sunnyvale, California                 94089
------------------------------------------------- --------------------------
    (Address of principal executive offices)                (Zip Code)


                                 (408) 745-6200
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5:  Other Events.

         On September 3, 1999, DLZ Corp., a California corporation ("DLZ Corp."), and the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for a cash tender offer by DLZ Corp. for all of the outstanding shares of the Registrant's Common Stock at a price of $10.30 per share, net to the seller in cash. The offer is conditioned upon, among other things, there being validly tendered and not withdrawn, that number of shares which, together with the shares beneficially owned by Vinita and Narendra Gupta, would constitute not less than 90% of the outstanding shares of the Registrant's Common Stock. The Merger Agreement also provides that the offer will be followed by a merger of DLZ Corp. with and into the Registrant, in which all remaining outstanding shares of the Registrant's Common Stock would be converted into the right to receive $10.30 per share, net to the seller in cash.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)    Exhibits.

                  The following exhibits are filed with this Form 8-K:

                  2.1 Agreement and Plan of Merger dated as of September 3, 1999 by and among DLZ Corp. and Digital Link Corporation.

                  99.1 Press Release dated September 3, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             DIGITAL LINK CORPORATION



Date:  September 7, 1999                     By: /s/ Naresh C. Kapahi
                                             ----------------------------------
                                             Naresh Kapahi
                                             Chief Financial Officer

                                  Exhibit Index


Exhibit 2.1 Agreement and Plan of Merger dated as of September 3, 1999 by and among DLZ Corp. and Digital Link Corporation.

Exhibit 99.1   Press Release dated September 3, 1999.